Exhibit 1

Terms Agreement

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                         INCORPORATED

As Representatives of the

several Underwriters listed in Schedule I hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

and

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, NY 10036

March 9, 2012

Dear Ladies and Gentlemen:

Marriott International, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Provisions (the “Terms and Provisions”) attached hereto, to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”), and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto. Each of the provisions of the Terms and Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement. Each reference to the Representatives herein and in the provisions of the Terms and Provisions so incorporated by reference shall be deemed to refer to you. Terms defined in the Terms and Provisions and the address of the Representatives referred to in Section 11 of the Terms and Provisions and the address of the Representatives referred to in such Section 11 are set forth in Schedule II hereto. For the avoidance of doubt, the Company and the Underwriters acknowledge and agree that the phrase “since the date of this Agreement” in Section 6(j) of the Terms and Provisions shall refer to the date of this Terms Agreement.

The Representatives hereby confirm and the Company acknowledges that the list of the Underwriters and their respective participation in the sale of the Securities and the statements with respect to the public offering of the Securities by the Underwriters set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) in the fifth, eighth and twenty-first paragraphs under the heading “Underwriting” in the Company’s Prospectus Supplement dated March 9, 2012, to the Company’s Prospectus dated February 16, 2012, relating to the Securities (the “Prospectus Supplement”) constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus Supplement.

All the provisions contained in the Terms and Provisions, a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Terms and Provisions had been set forth in full herein, except for:

•

Section 1(a), which is hereby deleted in its entirety and replaced with the following: “A registration statement on Form S-3 (File No. 333-179554), including a Basic Prospectus (as defined herein), with respect to the Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. The Indenture pursuant to which the Securities will be issued (the “Indenture”) has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Copies of such registration statement and any amendments thereto have been delivered by the Company to the Representatives. As used in this Agreement, “Registration Statement” means such registration statement when it became effective under the Securities Act, and as from time to time amended or supplemented thereafter at the time of effectiveness of such amendment or filing of such supplement with the Commission (including all documents incorporated therein by reference); “Basic Prospectus” means the basic prospectus (including all documents incorporated therein by reference) included in the Registration Statement referred to above in the form in which it most recently has been filed with the Commission on or before the date of this Agreement; “Preliminary Prospectus” means each preliminary prospectus supplement (including all documents incorporated therein by reference) to the Basic Prospectus and specifically relating to the Securities used prior to the filing of the Prospectus; and “Prospectus” means the prospectus supplement (including all documents incorporated therein by reference) to the Basic Prospectus and specifically relating to the Securities, together with any amendments or supplements thereto, first filed with the Commission after the execution and delivery of this Agreement pursuant to paragraph (2) or (5) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus. The Registration Statement and the Prospectus, as of the date when they became or become effective under the Securities Act or were or are filed with the Commission, as the case may be, complied or will comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder. The initial Effective Date of the Registration Statement was not earlier than three years before the Applicable Time.

•

Section 1(r), which is hereby deleted in its entirety and replaced with the following: “(r) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act and (ii) as of the Execution Time (with such time being used as the determination date for purposes of this clause (ii)), the Company met the requirements set forth in Rule 164(e)(2) with respect to ineligible issuer use of free writing prospectuses that contain only descriptions of the terms of the securities in the offering or the offering;”

•	Section 1(u) is hereby added in its entirety as follows:

(u) As of the Applicable Time, the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

•	Section 1(v) is hereby added in its entirety as follows:

(v) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

For the purposes of the Terms and Provisions, the “Applicable Time” shall be 3:15 p.m. (Eastern Time) on the date hereof.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Terms and Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Carolyn B. Handlon
Name: Carolyn B. Handlon
Title: Executive Vice President and Global Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: J.P. Morgan Securities LLC

By:	/s/ Stephen L. Sheiner

Name: Stephen L. Sheiner
Title: Executive Director

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Shawn Cepeda

Name: Shawn Cepeda
Title: Managing Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

Schedule I

Underwriter	Principal Amount of Securities to be Purchased

J.P. Morgan Securities LLC	$65,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	55,000,000
Credit Suisse Securities (USA) LLC	9,000,000
Deutsche Bank Securities Inc.	9,000,000
HSBC Securities (USA) Inc.	9,000,000
RBS Securities Inc.	9,000,000
SunTrust Robinson Humphrey, Inc.	9,000,000
Wells Fargo Securities, LLC	9,000,000
Barclays Capital Inc.	3,715,000
BNP Paribas Securities Corp.	3,715,000
Citigroup Global Markets Inc.	3,714,000
Goldman, Sachs & Co.	3,714,000
Mitsubishi UFJ Securities (USA), Inc.	3,714,000
Scotia Capital (USA) Inc.	3,714,000
U.S. Bancorp Investments, Inc.	3,714,000

Total	$200,000,000

Schedule II

Representatives:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Underwriting Agreement:	June 9, 2006

Registration Statement No.:	333-179554

Title of Securities:	3.000% Series K Notes due 2019

Aggregate principal reopening amount:	$200,000,000

Aggregate principal amount:	$600,000,000

Price to Public:	99.030%, plus accrued interest from and including February 27, 2012

Underwriting Discount:	0.625%

Indenture:	Indenture dated as of November 16, 1998 between Marriott International, Inc. and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee

Date of Maturity:	March 1, 2019

Interest Rate:	3.000% per annum, payable semiannually. Interest will accrue from and including February 27, 2012.

Interest Payment Dates:	March 1 and September 1, commencing September 1, 2012

CUSIP	571903AJ2

Redemption Provisions:	The Securities may be redeemed in whole or in part from time to time prior to December 1, 2018 (three months prior to the maturity date of the notes), at the issuer’s option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest (not including accrued interest as of the redemption date) on the Securities to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (the yield to maturity of the United States Treasury security, selected by a primary U.S. government securities dealer, having a maturity comparable to the remaining term of the Securities being redeemed) plus 30 basis points, plus, in each case, accrued and unpaid interest on the Securities to the redemption date.

The Securities may be redeemed in whole or in part from time to time on or after December 1, 2018 (three months prior to the maturity date of the notes), at the issuer’s option, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus any accrued and unpaid interest on the notes being redeemed to the redemption date.

Purchase of Securities Upon a Change in Control Repurchase Event:

If a change of control repurchase event occurs, the issuer will be required, subject to certain conditions, to make an offer to repurchase the Securities at a price equal to 101% of the principal amount of the Securities, plus accrued and unpaid interest to the date of repurchase.

“Change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event. “Change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a change of control if: (1) pursuant to such transaction we become a direct or indirect wholly owned subsidiary of such holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company, measured by voting power rather than number of shares.

“Below investment grade rating event” is defined in the Preliminary Prospectus Supplement dated March 9, 2012.

Sinking Fund Provisions:	None.

Other Provisions:	As specified in the Preliminary Prospectus Supplement dated March 9, 2012 relating to the Securities.

Securities Exchange:	The Securities will not be listed on any exchange.

Ratings:	See Annex B

Closing Date and Delivery Date:	March 14, 2012

Closing Location:	DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, Maryland 21209-3600

Address for Notices to Underwriters:	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Investment Grade Syndicate Desk
Facsimile: (212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith Incorporated
50 Rockefeller Plaza
NY1-050-12-02
New York, NY 10020
Facsimile: (212) 548-8511
Attention: High Grade Transaction Management/Legal

ANNEX A

Permitted Free Writing Prospectus

Final Term Sheet dated March 9, 2012

ANNEX B

See Free Writing Prospectus filed with the Securities and Exchange Commission on March 9, 2012.